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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ______________

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                                ______________


                                DSI TOYS, INC.
            (Exact name of registrant as specified in its charter)

                Texas                                   74-1673513
(State of incorporation or organization) (I.R.S. employer identification number)

100 West Sam Houston Parkway (North), Suite A
            Houston, Texas                                77043
  (Address of principal executive offices)              (Zip Code)


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

       Title of each class               Name of each exchange on which
       to be so registered               each class is to be registered
       -------------------               ------------------------------
               None                               Not Applicable

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                            COMMON STOCK, PAR VALUE
                                $.01 PER SHARE
                               (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The class of securities to be registered hereby is the common stock, par value $.01 per share ("Common Stock"), of DSI Toys, Inc., a Texas corporation (the "Registrant"). The authorized capital stock of the Registrant consists of 20,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). A description of the Common Stock is set forth under the caption "Description of Capital Stock" beginning on page 41 in the Prospectus contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-23961), initially filed by the Registrant with the Securities and Exchange Commission (the "Commission") on March 26, 1997, as subsequently amended (the "Registration Statement"). The final form of such Prospectus will be subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The Registration Statement (including the Prospectus), as it may subsequently be amended, is incorporated herein by reference.

ITEM 2.   EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

     *1. Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, Registration No. 333-23961).

     *2. Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, Registration No. 333-23961).

     *3. Amendment to Bylaws (incorporated herein by reference to Exhibit 3.3 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, Registration No. 333-23961).

     *4.  Form of Common Stock Certificate (incorporated herein by reference to
          Exhibit 4.1 to an amendment (to be filed) to the Registrant's Registration Statement on Form S-1, Registration No. 333-23961).

     *5. Form of Warrant Agreement by and among the Registrant and Tucker Anthony Incorporated and Sutro & Co. Incorporated to purchase 250,000 shares of Common Stock (incorporated herein by reference to Exhibit
          4.2 to an amendment (to be filed) to the Registrant's Registration Statement on Form S-1, Registration No. 333-23961).

     *6. Common Stock Purchase Warrant No. A-1 dated December 11, 1995, issued to Hibernia Corporation to purchase 388,888 shares of Common Stock (incorporated herein by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-1, Registration No. 333-23961).

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     *  Incorporated by reference as indicated pursuant to Rule 12b-32.

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     *7.  Registration Rights Agreement by and between the Registrant and
          Hibernia Corporation (incorporated herein by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-1, Registration No. 333-23961).

     *8. Registration Rights Agreement by and between the Registrant and Tommy Moss (incorporated herein by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-1, Registration No. 333-23961).


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     *  Incorporated by reference as indicated pursuant to Rule 12b-32.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                DSI TOYS, INC.



Date:  May 7, 1997              By:  /s/ M. D. DAVIS
                                     -------------------------------------------
                                     M. D. Davis,
                                     Chairman of the Board of Directors and
                                        Chief Executive Officer

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